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                                                                EXHIBIT 16.1



                     [LETTERHEAD OF PATRUSKY MINTZ & SEMEL]


April 10, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:


We have read the paragraph of Item 4(a) included in the Form 8-K dated April 10, 2003 of CONNECTIVCORP, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Patrusky Mintz & Semel

Patrusky Mintz & Semel


cc: Mr. Elliot Goldman, President, CONNECTIVCORP
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